UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 17, 2013, Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), participated in the closing of the merger of PNR Acquisition Company, LLC (“MergerCo”), a Delaware limited liability company and wholly-owned subsidiary of Pioneer, with and into Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (“Pioneer Southwest”), with Pioneer Southwest continuing as the surviving entity (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 9, 2013, and amended as of October 25, 2013 (as amended, the “Merger Agreement”), by and among, Pioneer, Pioneer Natural Resources USA, Inc., a Delaware corporation and wholly-owned subsidiary of Pioneer (“Pioneer USA”), MergerCo, Pioneer Southwest and Pioneer Natural Resources GP LLC, a Delaware limited liability company, a wholly-owned subsidiary of Pioneer USA and the general partner of Pioneer Southwest (“Pioneer Southwest GP”). As a result of the Merger, Pioneer USA owns 100% of the common units representing limited partner interests in the Partnership (“common units”) and 100% of the interests in Pioneer Southwest GP.

As a result of the Merger, each outstanding common unit, other than those owned by Pioneer USA immediately prior to the Merger, was cancelled and, other than common units with respect to which a demand for appraisal was made, converted into the right to receive 0.2325 of a share of common stock, par value $0.01 per share, of Pioneer per common unit (the “Exchange Ratio”), with any fractions of shares of Pioneer common stock otherwise issuable to any Pioneer Southwest unitholder being aggregated with respect to such unitholder and rounded up to the nearest whole share of Pioneer common stock.

Additionally, as a result of the Merger, outstanding awards of Pioneer Southwest phantom units issued under Pioneer Southwest’s 2008 Long Term Incentive Plan were converted into comparable awards of restricted stock units of Pioneer common stock (“Restricted Stock Units”) by applying the Exchange Ratio to each outstanding phantom unit and rounding down to the nearest whole Restricted Stock Unit for any fractions (the “Award Conversion”).

Item 5.02 Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2013 (the “Effective Date”), pursuant to the Merger Agreement, Pioneer adopted and assumed the Pioneer Southwest Energy Partners L.P. 2008 Long Term Incentive Plan, as amended and renamed the Pioneer 2008 PSE Employee Long Term Incentive Plan, and as further amended from time to time (as adopted, assumed and amended by Pioneer, and as further amended from time to time, the “PSE Plan”).

In connection with the adoption and assumption of the PSE Plan by Pioneer, the PSE Plan was amended by that certain First Amendment thereto dated as of the Effective Date (the “First Amendment”) to reflect (a) the change in the name of the PSE Plan to the “Pioneer 2008 PSE Employee Long Term Incentive Plan” and the change in the sponsoring issuer as a result of the Merger, (b) the Award Conversion, and (c) the change in the securities that will be subject to Awards (as defined below) under the PSE Plan, which, following the Effective Date, will be shares of Pioneer common stock. On and after the Effective Date, 678,034 shares of Pioneer common stock will be available for Awards under the PSE Plan (including existing Awards of Restricted Stock Units), which is equal to the number of Pioneer Southwest common units that were available for issuance under the plan prior to the Merger (including Pioneer Southwest common units that were subject to outstanding awards of Pioneer Southwest phantom units that have been converted into awards of Restricted Stock Units in the Award Conversion), multiplied by the Exchange Ratio (with any fractions rounded down to the nearest whole share of Pioneer common stock).

As amended by the First Amendment, the PSE Plan provides for the granting of options, stock appreciation rights, restricted stock units and other stock-based awards (collectively, “Awards”) to employees, consultants and directors of Pioneer or its affiliates. The PSE Plan is designed to promote Pioneer’s interest by providing Awards that encourage superior performance. The PSE Plan is administered by the Compensation and Management Development Committee of the Board of Directors of Pioneer (the “Committee”). The Committee has full authority (subject to the terms of the PSE Plan) to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted and to establish the terms and conditions of Awards.

Pursuant to the Award Conversion, Scott D. Sheffield, Chairman of the Board of Directors and Chief Executive Officer of Pioneer, holds 15,121 Restricted Stock Units, Richard P. Dealy, Executive Vice President and Chief Financial Officer of Pioneer, holds 5,062 Restricted Stock Units, and Danny L. Kellum, Executive Vice President, Permian Operations, holds 2,807 Restricted Stock Units.

The foregoing is merely a summary of the PSE Plan and certain Awards thereunder and is qualified in its entirety by the full text of the PSE Plan. The PSE Plan (prior to amendment by the First Amendment) is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the First Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 17, 2013, Pioneer and Pioneer Southwest issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached as Exhibit 99.1 hereto. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Pioneer 2008 PSE Employee Long Term Incentive Plan.

10.2	First Amendment to Pioneer 2008 PSE Employee Long Term Incentive Plan.

99.1	Joint press release issued December 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall
Vice President and Chief Accounting Officer

Dated: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pioneer 2008 PSE Employee Long Term Incentive Plan.

10.2	First Amendment to Pioneer 2008 PSE Employee Long Term Incentive Plan.

99.1	Joint press release issued December 17, 2013.

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